Exhibit 99.1

Exhibit 99.1

Investor Presentation November 2012 1

Safe Harbor Statement The Private Securities Litigation Reform Act of 1995 (the “Act”) provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made during this presentation are forward-looking statements under the Act. Except for historical financial and business performance information, statements made during this presentation should be considered forward-looking as referred to in the Act. Much of the information that looks towards future performance of our company is based on various factors and important assumptions about future events that may or may not actually come true. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made during this presentation. Certain risks and uncertainties are detailed from time to time in our filings with the United States Securities and Exchange Commission. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. During portions of today’s presentation, we may refer to results which are not GAAP numbers. A reconciliation of non-GAAP numbers to GAAP results is available in the investor relations section of our web site at www.officedepot.com. 2

Agenda Company Overview and Background Current Key Initiatives Business Segment Highlights Financial Review 2007 – 2011 Performance and Cost Trends 2013 – 2015 Outlook Appendix 3

Summary Points for Discussion Challenging global environment has negatively impacted operating results for the office supply superstore sector Office Depot has made notable progress in increasing gross profit margin, reducing operating expenses and growing EBIT Office Depot expects to deliver approximately $300 million in additional initiative benefits through cost reduction and margin improvement 2013—2015 4

2013 – 2015 Outlook Checklist Targeting adjusted EBIT(1) growth from $130 million projected in 2012 to over $300 million in 2015 through key initiative benefits: Global gross margin improvement of approximately $100 million from a reduction in Cost of Goods Sold, and our own brand and direct import growth Reduction in occupancy costs by about $60 million through accelerated retail store downsizes Realization of $120 to $140 million through European restructuring and portfolio optimization benefits, G&A cost reductions and lower global advertising expenses (1) Adjusted EBIT excludes charges for restructuring actions and activities to improve future operating performance. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com. 5

Agenda Company Overview and Background Current Key Initiatives Business Segment Highlights Financial Review 2007 – 2011 Performance and Cost Trends 2013 – 2015 Outlook Appendix 6

Office Depot is a leading global provider of office products and services Office Depot provides office supplies and services through 1,675 worldwide retail stores, a field sales force, top-rated catalogs and global e-commerce operations Office Depot had 2011 sales of $11.5 billion and adjusted EBITDA(1) of over $330 million The Company employs about 39,000 associates and serves customers in 60 countries around the world Company Overview (1) Adjusted EBITDA is a non-GAAP financial measure. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com. 7

Strong Team Assembled to Drive Transformation Neil Austrian Chairman & Chief Executive Officer Michael Allison EVP Human Resources Mike Newman EVP & Chief Financial Officer Elisa Garcia EVP General Counsel Bob Moore EVP Marketing & Merchandising Steve Schmidt President International Kevin Peters President North America 8

EBIT Growth Driven by Strategic and Restructuring Initiatives Project to achieve adjusted EBIT(1) growth of approximately $180 million by end of 2012 despite tough economic environment which drove revenue decline of about 25% between 2008 and 2012 forecast Reduced overhead and supply chain expenses, and centralized operations Closed underperforming retail stores Sold and leased back assets Eliminated redundancy in IT equipment and services Improved store productivity Improved pricing and promotion Eliminated investments in low-value or no- value added areas Executed strategy to exit non-strategic businesses and reduced International costs Reduced costs through business process improvement initiatives (1) Adjusted EBIT excludes charges for restructuring actions and activities to improve future operating performance. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com. 9

Executing a Strategy to Offset Sales Deleveraging


($ millions)
Over $4 billion of sales deleveraging at a 33% gross margin rate
Over $1.1 billion of adjusted EBIT(1) benefits from cost initiatives and margin improvement
$800
$600
$400
$200
$0
($200)
($400)
($600)
($800)
($1,000)
($1,200)
$551
$130
2007 Adjusted EBIT(1)
Sales Volume
Occupancy Costs
Distribution Costs
Selling Expenses
Gross Profit Improvement
2012 Adjusted EBIT(1)

[1] Adjusted EBIT excludes charges for restructuring actions and activities to improve future operating performance. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

Office DEPOT 10

Agenda Company Overview and Background Current Key Initiatives Business Segment Highlights Financial Review 2007 – 2011 Performance and Cost Trends 2013 – 2015 Outlook Appendix 11

Delivering Value Through Five Key Initiatives Executing North American Retail Real Estate Strategy Growing Services and Solutions Increasing Own Brand / Direct Import Penetration Driving Small- to Medium-Sized Business Customer Growth Reducing Operating Expenses 12

Executing North American Retail Real Estate Strategy Committed to spend $60 million per year to downsize or relocate about 500 stores, which represents almost half the fleet, into small- or mid-sized format over next five years Anticipate closing between 10 and 20 stores per year as leases expire Will downsize or relocate approximately 100 larger format stores in 2013; expected occupancy cost savings of approximately $20 million per year While occupancy cost reduction is a key part of this effort, other efficiency improvements include: Reducing working capital Modifying the labor model Improving the customer buying experience Recognized a non-cash store asset impairment charge of $73 million in the third quarter 2012 related to the real estate strategy 13

Plan to increase the revenue generated by value-added services and solutions Continued to significantly grow Copy and Print services revenue in both North American Retail and Contract channels during the third quarter Contract had double-digit sales growth in Copy and Print services and high single-digit sales growth in cleaning and break room supplies in the third quarter Increasing mix of high-margin services and solutions drives higher overall gross margins Growing Services and Solutions 14

Developed a strategy to be significantly more aggressive increasing own brand and direct import penetration going forward in both North American Retail and Business Solutions North American Business Solutions Division significantly increased own brand and direct import penetration in the third quarter Great opportunity for increasing own brand and direct import levels in North American Retail Global Sourcing Office team based in Shenzhen, China continues to work closely with merchandising groups in the U.S., Latin America and Europe on attractive margin- enhancement opportunities Increasing Own Brand / Direct Import Penetration 15

Driving sales growth with small- to medium-sized business (SMB) customers in North American Contract channel Successfully drove low single-digit SMB sales growth in the third quarter of 2012 versus year ago Capital investment in new inside sales organization expected to drive sustained growth with SMB customers Inside sales organization is performing much better than the legacy telephone account management effort through the outsource partners and paying dividends in both the retention and growth of SMB accounts Also continue to be successful in growing large account base in Contract channel, which contributed to strong BSD operating profit growth in third quarter of 2012 versus prior year Driving Small- to Medium-Sized Business Customer Growth 16

Reduced total Company operating expense, adjusted for charges, by $36 million in the third quarter 2012 versus year ago Reducing Operating Expenses Reduced total Company operating expense, adjusted for charges, by over $760 million between 2008 and 2011 (1) Adjusted operating expense is a non-GAAP financial measure. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com. ($ millions) ($ millions) 17

Redirecting advertising expense into more effective e-commerce marketing strategies Total Company 2011 advertising expense as a percent of sales was about 3.8% 2011 North American advertising expense as a percent of sales was about 3.5% Excluding the NASCAR sponsorship that ends at the end of 2012, 2011 North American advertising expenses as a percent of sales would have been about 3.2%, a rate comparable to other office supply superstore players Increasing Advertising Expense Effectiveness 18

Agenda Company Overview and Background Current Key Initiatives Business Segment Highlights Financial Review 2007 – 2011 Performance and Cost Trends 2013 – 2015 Outlook Appendix 19

$4.9 billion in 2011 sales, representing 43% of total Company revenue Number of retail stores: 1,114(1) Highest concentration in Sunbelt region, particularly Florida, California and Texas Total square footage: 25.9 million(1) Average store size: 23,258 sq. ft.(1) Sales per square foot: $183(2) All stores offer Copy & Print Depot and Tech Depot Services Pursuing small- to mid-sized formats as go-forward store models Store Base Profile North American Retail Highlights (1) As of September 29, 2012 (2) Full-year 2011 20

North American Retail Initiatives Increasing traffic and customer conversion Lowered occupancy costs by about $30 million from January 2011—September 2012 through downsizes Delivered about $100 million of EBIT benefits from January 2011—September 2012 Strong Y-O-Y(1) gains in revenue and margin from Copy & Print and Tech Depot 21 (1) Year-to-date September 2012 versus year-to-date September 2011

Revenue of $3.3 billion in 2011, representing 28% of total Company revenue Business Solutions Division is comprised of the Contract and Direct channels Segment Profile North American Business Solutions Highlights 22 Contract Channel Profile Customers include small-sized businesses to large national accounts, and various local, state and national governmental agencies Contract business employs a dedicated sales force to serve medium- to large- sized customers Inside sales organization is dedicated to serving small- to medium-sized customers

North American Business Solutions Highlights (1) Internet Retailer estimates. Revenue numbers may include consumer and B2B commerce. Rank Company 2011 Web Sales 1 $48.1bn 2 $10.6bn 3 $6.7bn 4 $4.9bn 5 $4.6bn 6 $4.1bn 7 $3.8bn 8 $3.6bn 9 $3.2bn 10 $3.0bn (1) 23 Direct Channel Profile Direct business serves small- to medium-sized customers using catalog and web sites Office Depot was the sixth largest U.S.- based e-commerce retailer in 2011 with $4.1 billion in global sales Customer orders filled through 13 distribution facilities throughout the U.S.

North American Business Solutions Initiatives Improved Division’s profitability by $32 million from January 2011—September 2012 by reducing overhead and supply chain expenses Achieved Y-O-Y(1) 110 basis point gross margin increase driven by sales and margin initiatives Achieved mid-single digits sales growth in accounts transferred from third party vendor to new in- house sales organization in 2012 Achieved Y-O-Y(1) double-digit sales growth in Copy and Print and high single-digit sales growth in Cleaning and Breakroom 24 (1) Year-to-date September 2012 versus year-to-date September 2011

Omni-Channel Approach The popularity of online shopping and use of mobile devices is changing shopper behaviors and increasing customer expectations Need to shift to an omni-channel approach where the customer is at the center All purchase channels will be seamlessly connected, granting the customer flexibility and convenience 25

$3.4 billion in 2011 sales, representing 29% of total Company revenue Sells to customers directly and through affiliates in 60 countries(1) Contract and Direct channels have catalog offerings in 15 countries outside of North America and operate more than 40 separate web sites(1) Contract business employs a dedicated sales force that serves medium-sized to large customers in Europe and Asia Operates 134 retail stores in Europe and Asia, with another 427 stores as part of joint venture, licensee and franchise agreements(1) Segment Profile International Highlights Office Depot’s Global Reach (1) As of September 29, 2012 26

International Initiatives Expect improvement in fourth quarter 2012 due to focus on increasing customer retention Exiting non-strategic markets produced EBIT benefits of $17 million in 2011 Reduced selling, general and administrative costs by $60 million from January 2011—September 2012 Continuous Process Improvement 27

Office Depot has a world-class supply chain organization in the U.S. Outstanding Service Levels Next day delivery service levels exceed 99% on-time delivery Guaranteed next day service to over 90% of U.S. population Over 50 million packages delivered in 2011 Line fill rates over 99% on over 60,000 unique SKUs Large Cube Delivery Network Specialized secondary network for large cube items like furniture, printers, etc. Highly Flexible Highly Scalable Highly Efficient World-Class Supply Chain & Logistics 28

World-Class Supply Chain & Logistics – Recent Accomplishments In the U.S., shifted network costs to 80% variable Reduced number of U.S distribution facilities from 32 in 2007 to 15(1) in 2012 Consolidated Northeast distribution network Rationalized European distribution network Offer sustainable packaging and delivery Recognized as the number one greenest large retailer in the U.S.(2) for the third consecutive year (1) Includes 13 order fulfillment centers and two retail distribution centers (2) Newsweek Magazine’s Annual Green Rankings, November 2012 29

Office Depot de Mexico Highlights 30 Office Depot de Mexico is a $1 billion revenue business and the market leader in Latin America Long-standing partnership with Grupo Gigante 50/50 joint venture since 1994 Office Depot provides services to the joint venture through management consultation, product selection, product sourcing and information technology services High growth markets and opportunities in Latin America Strong cash flow generation Office Depot received a $25 million dividend in 2011 from joint venture Latin American Geographic Presence 253* retail locations and distribution facilities in Latin America Mexico Colombia Costa Rica El Salvador Guatemala Honduras Panama Revenue & EBITDA ($ in millions) $1,139 CAGR 17% * YTD September 2012

Office Depot de Mexico Highlights (1) Third quarter 2012 results reported in U.S. dollars (2) Office Depot’s portion of the Office Depot de Mexico joint venture net income is reported in “Miscellaneous income, net” on Office Depot’s Consolidated Statements of Operations. 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012* Stores 2 7 14 36 44 56 63 78 88 103 116 138 160 189 198 225 241 253 Office Depot de Mexico Store and Distribution Center Growth * YTD September 2012 253 Office Depot de Mexico Revenue Growth CAGR 10% (Mxn $M) Number of Facilities Sales of $316 million, a 10% Y-O-Y increase in constant currency EBIT of $27 million Net income of $21 million; Office Depot’s portion of the joint venture net income(2) was approximately $10 million Exploring ways to accelerate the growth of this business given the opportunities in Latin America Believe we can better highlight and increase the recognized market value of our ownership position in Office Depot de Mexico 31 Third Quarter 2012 Results(1)

Agenda Company Overview and Background Current Key Initiatives Business Segment Highlights Financial Review 2007 – 2011 Performance and Cost Trends 2013 – 2015 Outlook Appendix 32

Reducing Costs and Improving Margin Over $1.1 billion of adjusted EBIT(1) benefits from cost initiatives and margin improvement Over $4 billion of sales deleveraging at a 33% gross margin rate ($ millions) 33 (1) Adjusted EBIT excludes charges for restructuring actions and activities to improve future operating performance. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

($ millions) $800

$600 $400 $200 $0

($200)

($400)

($600)

($800)

($1,000)

($1,200)

rate

$551

$130

2007 Adjusted Sales Volume Occupancy Distribution Selling Gross Profit 2012 Adjusted EBIT(1) Costs Costs Expenses Improvement EBIT(1)

Financial Results 2007 — 2011

($ million)	2007	2008	2009	2010	2011	2011 vs 2007	2011 vs 2008
Sales	15,528	14,496	12,144	11,633	11,490	(4,038)	(3,006)
Gross Profit	4,503	4,022	3,405	3,357	3,428	(1,075)	(594)
	29.0%	27.7%	28.0%	28.9%	29.8%	0.8%	2.1%
Selling and Other Expenses	3,348	3,372	2,720	2,670	2,679	(669)	(691)
	21.6%	23.2%	22.4%	23.0%	23.3%	1.8%	0.1%
G&A Expenses	633	726	697	637	658	25	(70)
	4.1%	5.0%	5.7%	5.5%	5.7%	1.7%	0.7%
Operating Expenses	3,981	4,098	3,417	3,307	3,337	(644)	(761)
	25.6%	28.3%	28.1%	28.4%	29.0%	3.4%	0.8%
Operating Income	522	(76)	(12)	50	91	(431)	167
	3.4%	-0.5%	-0.1%	0.4%	0.8%	-2.6%	1.3%
Miscellaneous income, net	29	25	20	34	31	2	6
Adjusted EBIT[(1)]	551	(51)	8	84	122	(429)	173

- Positive adjusted EBIT[(1)] and year-over-year adjusted EBIT[(1)] growth since 2008 despite $3 billion of lower sales
- Over $640 million of operating expense reduction between 2007 and 2011

[(1)] Adjusted EBIT excludes charges for restructuring actions and activities to improve future operating performance. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

Office DEPOT
34

Cost Structure Reductions 2007 — 2011

($ million)	Costs 2007	Costs 2011	Costs Δ	Comments
Occupancy Costs	646	620	(26)	Driven by occupancy reductions and store closures
Cost of Goods Sold (COGS)	10,378	7,442	(2,936)	
Distribution Expenses	974	746	(228)	In North America, shifted network costs to 80% variable, reduced distribution facilities from 32 to 15 and consolidated Northeast network. Rationalized European network
Adjusted Other Selling Expenses[1]	2,382	1,933	(449)	Reduced North America expense by $358 million and International by $91 million
Adjusted G&A Expenses[1]	633	657	24	
Adjustments				
S-T Compensation	38		(38)	
Facilities		(12)	(12)	Incremental headquarters costs
IT Depreciation		(31)	(31)	Incremental enterprise resource planning costs
G&A Expenses (proforma)	671	614	(57)	Outsourcing of Finance and IT functions reduction in support costs, benefits of indirect sourcing initiative
Total Costs	15,051	11,355	(3,705)	
Total Costs (excl.COGS)	4,673	3,913	(760)	

(1) Adjusted Other Selling and G&A expenses are non-GAAP financial measures. The measures are presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

Office DEPOT 35

SG&A Results if Distribution Costs Reported in Gross Profit If Office Depot reported all shipping and handling expenses, as well as other product-related costs, in cost of sales, SG&A as a percent of sales would decline 640 bps to 22.6% and be comparable to other office supply superstore players Office Depot will continue to address gross profit rate improvement opportunities through a number of key initiatives 36 Office Depot 2011 (Reported) Office Depot 2011 (Proforma) Staples 2011 OfficeMax 2011 Revenue $ 11,490 $ 11,490 $ 25,022 $7,121 Gross Profit % of Sales 3,428 29.8% 2,683 23.4% 6,742 26.9% 1,809 25.4% SG&A % of Sales 3,336 29.0% 2,591 22.6% 5,113 20.4% 1,723 24.2%

Historical Financial Summary

($ millions)	2007	2008	2009	2010	2011
Net Sales	$15,527.5	$14,495.5	$12,144.5	$11,633.1	$11,489.5
Growth %	*3.4%*	*(6.6%)*	*(16.2%)*	*(4.2%)*	*(1.2%)*
NA Retail Comparable Store Sales %	*(5.0%)*	*(13.0%)*	*(14.0%)*	*(1.0%)*	*(2.0%)*
Gross Profit	$4,502.9	$4,005.8	$3,392.2	$3,357.1	$3,426.4
Adjusted EBITDA[1]	$ 817.3	$191.2	$216.4	$291.4	$330.5
Margin %	*5.3%*	*1.3%*	*1.8%*	*2.5%*	*2.9%*
Rent expense	$519.1	$525.8	$498.6	$469.4	$447.1
Sales %	*3.3%*	*3.6%*	*4.1%*	*4.0%*	*3.9%*
Adjusted EBITDAR[1]	$1,336.4	$717.0	$715.0	$760.8	$777.6
Net earnings (loss)[2]	$394.7	($1,481.0)	($598.7)	($46.2)	$95.7
CAPEX	$460.6	$330.1	$130.8	$169.5	$130.3

[1] Adjusted EBITDA and EBITDAR are non-GAAP financial measures. The measures are presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.
[2] Before preferred stock dividends and non controlling interest

Office DEPOT
37

Historical Balance Sheet and Financial Ratios

($ millions)	2007	2008	2009	2010	2011
Cash and Cash Equivalents	$223.0	$155.7	$659.9	$627.5	$570.7
Accounts Receivable	$1,511.7	$1,255.7	$1,121.2	$963.8	$862.8
Inventory	$1,717.7	$1,331.6	$1,252.9	$1,233.7	$1,147.0
Property and Equipment, net	$1,589.0	$1,557.3	$1,277.7	$1,157.0	$1,067.0
Other Assets	$2,215.3	$967.9	$578.7	$587.5	$603.5
Total Assets	$7,256.5	$5,268.2	$4,890.3	$4,569.4	$4,251.0
Total Debt	$815.5	$880.7	$722.6	$732.2	$684.7
Stockholders' Equity	$3,083.8	$1,367.8	$789.2	$696.0	$739.3
Total Debt / Adj EBITDA[3]	1.0x	4.6x	3.3x	2.5x	2.1x
Adj Debt / Adj EBITDAR [1][3]	3.7x	7.1x	6.6x	5.9x	5.5x
(Adj. EBITDA – CAPEX) / Interest [2][3]	6.7x	nm	1.4x	2.3x	6.3x

[1] Adjusted debt calculated using total debt plus rents capitalized at 8.0x
[2] Interest includes reversals of interest on accrued uncertain tax positions of approximately $32 million in 2011 and $11 million in 2010

[3] Adjusted Debt, EBITDA and EBITDAR are non-GAAP financial measures. The measures are presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

Office DEPOT

38

Enhanced Cash Flow and Strong Liquidity Position ($ million) Positive Free Cash Flow(1) through successful working capital management Sustained liquidity above $1.3 billion since 2009. ABL not drawn as of third quarter 2012 $912 $868 $1,386 $1,301 $1,305 $1,320 39 (1) Free Cash Flow is a non-GAAP financial measure. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of financial results. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com. ($ million)

Agenda Company Overview and Background Current Key Initiatives Business Segment Highlights Financial Review 2007 – 2011 Performance and Cost Trends 2013 – 2015 Outlook Appendix 40

Expect the tough economic environment in U.S. and Europe to continue at least through 2013 Despite headwinds, continue to increase investment in real estate downsizes, e-commerce and growing services Expect to deliver approximately $300 million in additional initiative benefits from 2013 to 2015 through cost reduction and margin improvement. Key areas include: Approximately $100 million of global gross margin improvement from own brand and direct import growth, and a reduction in Cost of Goods Sold About $60 million in occupancy cost reductions through accelerated retail store downsizes Approximately $120 to $140 million in lower global advertising expenses, European restructuring and portfolio optimization benefits, and G&A cost reductions In 2013, expect to generate over $120 million in initiative benefits, net of reinvestment, to offset organic sales pressure and deliver full-year adjusted EBIT of approximately $150 million 2013 – 2015 Outlook 41

Key Initiative Benefits 2011 – 2015F $180 -190 ($ millions) 42 Targeting adjusted EBIT(1) growth from $130 million projected in 2012 to over $300 million in 2015 through key initiative benefits (1) Adjusted EBIT excludes charges for restructuring actions and activities to improve future operating performance. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

($ millions) $220

$200 $180 $160 $140 $120 $100 $80 $60 $40 $20 $0

$180 -190 $180

$160

$120—130

2011 2012F 2013F 2014—2015F

Agenda Company Overview and Background Current Key Initiatives Business Segment Highlights Financial Review 2007 – 2011 Performance and Cost Trends 2013 – 2015 Outlook Appendix 43

Consolidated Financials – Third Quarter 44 (1) Adjusted non-GAAP numbers. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com. (2) After preferred stock dividends

in millions, except ratios and per share data Q3 2012 Q3 2011

Amount % Sales Amount % Sales

Sales $ 2,693 — $ 2,837 —

Operating Expenses(1) $ 794 29.5% $ 830 29.3%

Adjusted EBIT(1) $ 54 2.0% $ 30 1.1%

Adjusted EBITDA(1) $ 103 3.8% $ 83 2.9%

Adjusted Net Earnings (Loss) (1)(2) $ 18 0.7% $ (1) (0.0)% Net Earnings (Loss)—GAAP (2) $ (70) (2.6)% $ 92 3.2% Diluted Shares 280.2 — 357.0 —EPS—GAAP $ (0.25) — $ 0.28 —

Adjusted EPS(1) $ 0.06 — $ ——

Consolidated Financials – Year-to-Date 45 (1) Adjusted non-GAAP numbers. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com. (2) After preferred stock dividends

in millions, except ratios and per share data YTD Sep 2012 YTD Sep 2011

Amount % Sales Amount % Sales

Sales $ 8,073 — $ 8,520 —

Operating Expenses(1) $ 2,394 29.6% $ 2,472 29.0%

Adjusted EBIT(1) $ 96 1.2% $ 76 0.9%

Adjusted EBITDA(1) $ 248 3.1% $ 232 2.7% Adjusted Net Earnings (Loss) (1)(2) $ 8 0.1% $ (17) (0.2)% Net Earnings (Loss)—GAAP (2) $ (93) (1.1)% $ 48 0.6% Diluted Shares 279.4 — 277.6 —EPS—GAAP $ (0.33) — $ 0.17 —Adjusted EPS(1) $ 0.03 — $ (0.06) —

46 Cash Flow Highlights (1) Before non-controlling interest and preferred stock dividends (2) Free Cash Flow is a non-GAAP financial measure . The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of financial results. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com. (3) Free Cash Flow equals net cash provided by operating activities less capital expenditures. (4) Cash Flow Before Financing Activities equals total change in cash less cash flow from financing activities.

in millions Q3 2012 Q3 2011

Net Earnings (Loss)(1) $ (62) $ 101

Depreciation & Amortization $ 49 $ 54

Other Operating and Non-Cash Items $ 229 $ 13

Capital Expenditures $ (26) $ (29) Free Cash Flow (2)(3) $ 190 $ 139 Other Investing Activities & FX Impact on Cash $ 13 $ (2) Cash Flow Before Financing Activities (2)(4) $ 203 $ 137

47 Balance Sheet Highlights (1) Working Capital = (current assets – cash and short-term investments) – (current liabilities – current maturities of long-term debt) (2) Working Capital as % of Sales = ((WC Q3 current year + WC Q3 prior year) / 2) / Trailing four quarter sales (3) Net Debt = (Cash and cash equivalents) – (short-term investments) – (short-term borrowings and current maturities of long-term debt) – (long-term debt, net of current maturities) in millions, except ratios Q3 2012 Q3 2011 Cash & Cash Equivalents $ 620 $ 453 Inventories $ 1,005 $ 1,124 Working Capital (1) $ 146 $ 287 Working Capital as a % of Sales (2) 2.0% 1.7% Net Debt (end of period) (3) $ 52 $ 230

Third Quarter Adjusted EBIT(1) Comparison Benefits partially offset by lower sales volume Realized approximately $43 million of key initiative benefits ($ millions) 48 (1) Adjusted EBIT excludes charges for restructuring actions and activities to improve future operating performance. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

($ millions) $80

$60 $40 $20 $0

$(27) $43

$30

$8 $54

Q3 2011 Initiative Benefits Lower Sales Discrete items & Q3 2012 Other

Year-to-Date Adjusted EBIT(1) Comparison Benefits partially offset by lower sales volume Realized approximately $109 million of key initiative benefits ($ millions) 49 (1) Adjusted EBIT excludes charges for restructuring actions and activities to improve future operating performance. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

($ millions) $200

$160 $120 $80 $40 $0

$109 $(86)

$76

$(2) $97

YTD Q3 2011 Initiative Benefits Lower Sales G&A & Other YTD Q3 2012

Full Year Adjusted EBIT(1) Comparison Benefits partially offset by approximately $140 million of initiative spend, reinvestment and sales deleveraging Realized approximately $180 million of key initiative benefits ($ millions) 50 (1) Adjusted EBIT excludes charges for restructuring actions and activities to improve future operating performance. The measure is presented to provide management and investors an opportunity to make meaningful assessments and comparisons of results from total operations, charges related to restructuring and efficiency-related actions, and the results after isolating those Charges. The presentation of such non-GAAP information is not intended to suggest that such information is superior to the presentation of GAAP information, but only to clarify some information and assist the reader. A reconciliation of GAAP to non-GAAP numbers can be found on the Office Depot web site at www.officedepot.com.

($ millions) $300

$250 $200 $150 $100 $50 $0

$84

$122

FY 2010 Initiative Benefits Lower Sales / Initiative Spend / FY 2011 Other Reinvestment

Office Depot